Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Realty Income Corporation, a Maryland corporation (the “Company”), hereby certify, to his best knowledge, that:

(i)      the accompanying quarterly report on Form 10-Q of the Company for the quarter ended September 30, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii)     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ SUMIT ROY
Sumit Roy
President, Chief Executive Officer

/s/ CHRISTIE B. KELLY
Christie B. Kelly
Executive Vice President, Chief Financial Officer and Treasurer
The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Act, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.